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  EXHIBIT 11
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                     Omnicare, Inc. and Subsidiary Companies
                    Computation of Earnings Per Common Share
                      (in thousands, except per share data)

                                                                 For the years ended December 31,

                                                              1996               1995             1994
                                                            ------------------------------------------

 PRIMARY EARNINGS*
 Net income                                                 $43,450            $24,760           $13,531
  Aftertax expense related to preferred stock
   dividend payable to minority interest in
   subsidiary                                                    10                 10                 -
  Minority interest in net income of subsidiary                 (33)               (38)                -
                                                             -------           -------           -------

 Primary net income                                         $43,427            $24,732           $13,531
                                                            =======            =======           =======

 Shares
  Weighted average number of common
   shares outstanding                                        65,298             52,396            44,958
  Additional shares assuming conversion of:
   Stock options and stock warrants                           2,090              1,530               688
                                                            -------            -------           -------
  Average common shares outstanding and
   equivalents as adjusted                                   67,388             53,926            45,646
                                                            =======            =======           =======

 Primary earnings per common share                          $   .64            $   .46           $   .30
                                                            =======            =======           =======

 FULLY DILUTED EARNINGS
 Net income                                                 $43,450            $24,760           $13,531
  Aftertax expense related to preferred stock
   dividend payable to minority interest in
   subsidiary                                                    10                 10                 -
  Minority interest in net income of subsidiary                 (33)               (38)                -
  Aftertax interest expense related to
   5-3/4% convertible subordinated debentures                 2,266              3,209             3,218
                                                            -------            -------           -------

 Fully diluted net income                                   $45,693            $27,941           $16,749
                                                            =======            =======           =======

 Shares
  Weighted average number of common
   shares outstanding                                        65,298             52,396            44,958
  Additional shares assuming conversion of:
   Stock options and stock warrants                           2,182              1,740               748
   Convertible subordinated debentures                        7,949             11,148            11,152
                                                             ------             ------            ------
  Average common shares outstanding and
   equivalents as adjusted                                   75,429             65,284            56,858
                                                             ======             ======            ======

 Fully diluted earnings per common share                     $  .61             $  .43            $  .30
                                                             ======             ======            ======


 *This calculation is submitted in accordance with Regulation S-K Item 601(b)(11)although not required by APB Opinion No. 15 because it results in dilution of less than 3%.
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                                      E-96